AMENDMENT NO. 3

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 3 dated as of September 23, 2011 (this “Amendment”), is entered into by and among TORTOISE MLP FUND, INC., a Maryland corporation, as the Borrower (the “Borrower”) each Lender party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of September 24, 2010 as amended pursuant to that certain Amendment No. 1 thereto dated as of January 13, 2011 and that certain Amendment No. 2 thereto dated as of March 11, 2011 (as so amended, the “Credit Agreement”).

B. The Borrower, the Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement to among other things decrease the Aggregate Commitments of the Lenders and add U.S. Bank, National Association as a new Lender.

C. The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS.

2.1 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term of Maturity Date in its entirety to read as follows:

““Maturity Date” means September 21, 2012.”

2.2 Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule in its entirety to read as set forth on the Third Amended and Restated Schedule 2.01 to this Amendment. Concurrently with this Amendment becoming effective (i) the Borrower shall prepay the Committed Loans outstanding on the date of this Amendment to the extent necessary to keep the outstanding Committed Loans (A) from exceeding the Aggregate Commitments as amended hereby and (B) ratable with the revised Applicable Percentages as set forth on the Third Amended and Restated Schedule 2.01, and (ii) U.S. Bank, National Association shall be added as a Lender under the Credit Agreement. The Borrower may request Loans to fund required prepayments; provided that such Loans shall not exceed the Aggregate Commitments as amended hereby.

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

2.3 The Credit Agreement is hereby amended by amending and restating Exhibit D (Form of Borrowing Base Certificate) in its entirety to read as set forth on Exhibit D attached hereto.

SECTION 3. LIMITATIONS ON AMENDMENT.

3.1 The amendments set forth in Sections 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Lenders and the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

4.1 Immediately after giving effect to this Amendment the representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

4.2 Immediately after giving effect to this Amendment, no Default or Event of Default exists.

SECTION 5. EXPENSES. The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 6. REAFFIRMATION. The Borrower hereby reaffirms its obligations under each Loan Document (as amended hereby) to which it is a party.

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

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SECTION 7. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

(a) the execution and delivery of this Amendment, whether the same or different copies, by the Borrower, each Lender and the Administrative Agent;

(b) the execution and delivery of a Note to U.S. Bank, National Association and amended and restated Notes to the other Lenders;

(c) the delivery of a officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment and the decrease in the Aggregate Commitments effectuated hereby, (ii) incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 4 to this Amendment;

(d) The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent.

SECTION 8. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Kansas applicable to agreements made and prepared entirely within such State; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

SECTION 9. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. The Borrower hereby represents and warrants to the Administrative Agent and Lenders that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

[Remainder of Page Intentionally Left Blank]

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MLP FUND, INC.

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:
Name:	Jeffrey P. Yoakum
Title:	Senior Vice President

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

STIFEL BANK & TRUST, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 3 to Credit Agreement

THIRD AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$30,000,000.00	46.153846154%
Stifel Bank & Trust	$7,500,000.00	11.538461538%
The Bank of Nova Scotia	$20,000,000.00	30.769230770%
U.S. Bank, National Association	$7,500,000	11.538461538%

Total	$65,000,000.00	100.000000000%

Third Amended and Restated Schedule 2.01

EXHIBIT D

SECOND AMENDED AND RESTATED FORM OF BORROWING BASE CERTIFICATE

Status as of

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among TORTOISE MLP FUND, INC., a Maryland corporation (“Borrower”), each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                               of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

The figures set forth in Schedule A attached hereto, to be submitted monthly and with each request for a Loan for determining the Borrowing Base, are true, accurate and complete as of the date hereof.

To the knowledge of the undersigned, and as of the date of this Certificate: (a) no Default or Event of Default1 has occurred and is continuing under the provisions of the Credit Agreement or the other Loan Documents;

The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

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If a Default or Event of Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

Second Amended and Restated Form of Borrowing Base Certificate

D - 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                 ,                             .

TORTOISE MLP FUND, INC.

By:
Name:
Title:

Second Amended and Restated Form of Borrowing Base Certificate

D - 2

SCHEDULE A

To Borrowing Base

1.	Aggregate Commitments			$	__________

2.	Acceptable Assets (excluding Acceptable Restricted Securities):	$	__________

3.	33 1/3% of Acceptable Assets (excluding Acceptable Restricted Securities):			$	__________

4.	Senior Securities Representing Indebtedness (other than the Loans):			$	__________

5.	Initial Borrowing Base (Line 3 minus Line 4)			$	__________

6.	Maximum Acceptable Restricted Securities		$5,000,000

7.	10% of Initial Borrowing Base	$	__________

8.	Actual Acceptable Restricted Securities	$	__________

9.	33 1/3% of Actual Acceptable Restricted Securities	$	__________

10.	Acceptable Restricted Securities included in Borrowing Base (the lesser of Lines 6, 7 and 9):			$	__________

11.	Total Borrowing Base (Line 5 plus Line 10)			$	__________

12.	Total Outstandings			$	__________

13.	Available Commitments ((a) the lesser of Line 1 or Line 11, minus (b) Line 12)			$	__________

Exhibit D-3